Exhibit 3.1 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JELD-WEN HOLDING, INC. (Originally incorporated on May 31, 2016) FIRST: The name of the corporation is JELD-WEN Holding, Inc. (hereinafter referred to as the “Corporation”). SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, postal code 19801, in the County of New Castle. The name of the registered agent of the Corporation at that address is The Corporation Trust Company. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”). FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 990,000,000, consisting of 900,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and 90,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation. C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock). FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders: A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. B. The directors of the Corporation need not be elected by written ballot unless the bylaws so provide. C. All actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders of the Corporation may be effected by the written consent of the holders of capital stock of the Corporation entitled to vote as of the record date of the written consent; provided that no such action may be 1

Exhibit 3.1 effected except in accordance with the provisions of Section C of this Article FIFTH and applicable law. (i) Request for Record Date. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under Section C of this Article FIFTH. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation at its principal executive office and signed by stockholders of record at the time of the request with a combined Net Long Beneficial Ownership (as defined in the bylaws) of at least the Requisite Percentage (as defined in the bylaws) of voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the matter and who have held a combined Net Long Beneficial Ownership of at least the Requisite Percentage of voting power of the outstanding shares of capital stock continuously for at least 12 months preceding the date of the request and through the record date (the “Requisite Holding Period”), request that a record date be fixed for such purpose. Such request must contain the information set forth in paragraph (ii) of Section C of this Article FIFTH. Following receipt of such request, the board of directors shall, by the later of (a) 20 days after the Corporation’s receipt of such request and (b) 5 days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates may be effected by written consent of stockholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of stockholders in lieu of a meeting pursuant to Section C of this Article FIFTH and applicable law and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors and shall not precede the date upon which such resolution is adopted. If (x) the request required by this paragraph (i) has been determined to be valid and to relate to an action that may be effected by written consent pursuant to Section C of this Article FIFTH and applicable law or (y) no such determination shall have been made by the date required by this paragraph (i), and in either event no record date has been fixed by the board of directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (vi) of Section C of this Article FIFTH; provided that if prior action by the board of directors is required under the provisions of the Delaware General Corporation Law, the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action. (ii) Notice Requirements. The request required by paragraph (i) of Section C of this Article FIFTH must be delivered by stockholders of record with a combined Net Long Beneficial Ownership of at least the Requisite Percentage of voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the matter as of the date of such delivery (with written evidence of such ownership included with the written notice making such request) and such stockholders must have held a combined Net Long Beneficial Ownership of at least the Requisite Percentage for at least the Requisite Holding Period, must describe the action proposed to be taken by written consent of stockholders in lieu of a meeting and must contain such information and representations, to the extent applicable, required by the bylaws of the Corporation (relating to advance notice of stockholder nominations or business proposals to be submitted at a meeting of stockholders) as though such stockholder or stockholders were intending to make a nomination or to bring a business proposal before a meeting of stockholders (other than a proposal permitted to be included in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including, without limitation, all such information regarding the stockholder or stockholder(s) making the request required by paragraph (i) of Section C of this Article FIFTH, the beneficial owner or beneficial owners, if any, on whose behalf the request is made, and the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the bylaws of the Corporation). The Corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by the Corporation, including such information as may be requested to determine the validity of the request and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under Section C of this Article FIFTH and applicable law. In connection with an action or actions proposed to be taken by written consent in accordance with Section C of this Article FIFTH and applicable law, the stockholder(s) seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if 2

Exhibit 3.1 necessary, in the same manner required by the bylaws of the Corporation. (iii) Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (a) the request to act by written consent made pursuant to paragraph (i) of Section C of this Article FIFTH (x) does not comply with Section C of this Article FIFTH, (y) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or (z) relates to an item of business that is not a proper subject for stockholder action under applicable law; (b) any such request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders; (c) an identical or substantially similar item (a “Similar Item”) to that included in any such request was presented at any meeting of stockholders held within one year prior to the Corporation’s receipt of such request; (d) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of stockholders that has been called but not yet held, and the date of which is within 90 days of the Corporation’s receipt of such request; or (e) the board of directors calls an annual or special meeting of stockholders for the purpose of presenting a Similar Item, or solicits action by written consent of stockholders for a Similar Item pursuant to paragraph (i) of Section C of this Article FIFTH. (iv) Manner of Consent Solicitation. Stockholders may take action by written consent only if consents are solicited by the stockholder(s) seeking to take action by written consent of stockholders in accordance with Section C of this Article FIFTH and applicable law from all holders of capital stock of the Corporation entitled to vote on the matter. (v) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (vi) of Section C of this Article FIFTH and applicable law, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. (vi) Delivery of Consents. No Consents may be dated or delivered to the Corporation until 90 days after the delivery of the related request required by paragraph (i) of Section C of this Article FIFTH. Consents must be delivered to the Corporation at its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the Secretary or such other officer of the Corporation as the board of directors may designate shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary or such other officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent. If after such investigation the Secretary or such other officer of the Corporation as the board of directors may designate shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this paragraph (vi), the Secretary or such other officer of the Corporation as the board of directors may designate may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors. (vii) Effectiveness of Consent. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, no action may be taken by the stockholders by written consent except in accordance with Section C of this Article FIFTH and applicable law. If the board of directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, Section C of this Article FIFTH or applicable law, or the stockholder or stockholders seeking to take such action do not otherwise comply with Section C of this Article FIFTH or applicable law, then the board of directors shall not be required to fix a record date in respect of such proposed action, and any such purported action by written consent shall be null and void. 3

Exhibit 3.1 No action by written consent without a meeting shall be effective until such date as the Secretary or such other officer of the Corporation as the board of directors may designate certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (vi) of Section C of this Article FIFTH represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the Delaware General Corporation Law and this Amended and Restated Certificate of Incorporation. (viii) Board-Solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (a) none of the foregoing provisions of Section C of this Article FIFTH shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the board of directors and (b) the board of directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law. (ix) Challenge to Validity of Consent. Nothing contained in Section C of this Article FIFTH shall in any way be construed to suggest or imply that the board of directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation or such other officer of the Corporation as the board of directors may designate or to prosecute or defend any litigation with respect thereto. D. Special meetings of stockholders of the Corporation may be called only (i) by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board, or (ii) by the Secretary upon the written request of one more or stockholders of record with a combined Net Long Beneficial Ownership, as of the date of the request, of at least the Requisite Percentage of the outstanding shares of capital stock of the Corporation who have held a combined Net Long Beneficial Ownership of at least the Requisite Percentage of voting power of the outstanding shares of capital stock of the Corporation continuously for at least 12 months preceding the date of the request and through the date of the special meeting and in accordance with the requirements of the bylaws. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors as fixed by resolution of the board of directors whether or not there exist any vacancies in previously authorized directorships. E. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the board of directors shall fix. SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of authorized directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. Beginning with the annual meeting of stockholders to be held in the year ending December 31, 2020, the directors, other than Class I directors and Class II directors (each as defined below), including those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be elected for a term expiring at the Corporation’s next annual meeting of stockholders. Each director who was elected at the 2018 annual meeting of stockholders for a three-year term expiring in 2021 (the “Class I directors”), and each director who was elected at the 2019 annual meeting of stockholders for a three-year term expiring in 2022 (the “Class II directors”), shall continue to hold office until the end of the term for which such director was elected or appointed, as applicable. Commencing with the annual meeting of stockholders to be held in the year ending December 31, 2021, all directors of the Corporation other than Class II directors will be elected for a term of one year; and commencing with the annual meeting of stockholders to be held in the year ending December 31, 2022, all directors of the Corporation will be elected for a term of one year. In all cases, each director shall hold office until his or her successor shall have been duly elected and qualified. If authorized by a resolution of the board of directors, directors may be elected to fill any vacancy on the board of directors, regardless of how such vacancy shall have been created. B. A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the board of directors, and, except as otherwise expressly required by law or by this Amended and Restated Certificate of Incorporation, all matters shall be determined by the affirmative vote of a majority of the directors present at any 4

Exhibit 3.1 meeting at which a quorum is present. C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders , with each director to hold office until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation. E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class. SEVENTH: The board of directors is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class. EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. NINTH: Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware. TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation. ELEVENTH: To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which the Onex Group (as defined below), any officer, director, partner or employee of any entity comprising the Onex Group, and any portfolio company in which such entities or 5

Exhibit 3.1 persons have an equity interest (other than the Corporation and its subsidiaries) (each, a “Specified Party”) participates or desires or seeks to participate in, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. For purposes of this Amended and Restated Certificate of Incorporation, the term “Onex Group” shall mean Onex Corporation and its affiliates, including funds managed by an affiliate of Onex Partners Manager LP and/or Onex Corporation, as appropriate. Notwithstanding the foregoing, the Corporation, on behalf of itself and its subsidiaries, does not hereby renounce any interest or expectancy it or its subsidiaries may have in any business opportunity, transaction or other matter that is (1) offered in writing solely to a director or officer of the Corporation or its subsidiaries who is not also a Specified Party, (2) offered to a Specified Party who is a director, officer or employee of the Corporation and who is offered such opportunity solely in his or her capacity as a director, officer or employee of the Corporation, or (3) identified by a Specified Party solely through the disclosure of information by or on behalf of the Company. Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification. If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any paragraph of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article ELEVENTH (including, without limitation, each such portion of any paragraph of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This Article ELEVENTH shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the bylaws or applicable law. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH. TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL. [Signature Page Follows] 6

Exhibit 3.1 IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and which has been duly adopted in accordance with Sections 212, 242 and 245 of the DGCL, has been executed by its duly authorized officer this 7th day of May, 2020. By: /s/ James S. Hayes III Name: James S. Hayes III Title: Corporate Secretary [Signature Page to Amended and Restated Certificate of Incorporation]